UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2012

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On September 20, 2012, Exide Technologies (the “Company”) held its 2012 annual meeting of stockholders. The matters voted on by the Company’s stockholders and the voting results are as follows:

1. Election of Directors. All nine nominees for director were elected.

Name	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Herbert F. Aspbury	40,944,310	924,644	N/A	25,598,648
James R. Bolch	40,320,982	1,547,972	N/A	25,598,648
Michael R. D’Appolonia	40,142,085	1,726,869	N/A	25,598,648
David S. Ferguson	40,749,406	1,119,548	N/A	25,598,648
John O’Higgins	41,047,642	821,312	N/A	25,598,648
Dominic J. Pileggi	41,002,585	866,369	N/A	25,598,648
John P. Reilly	40,319,236	1,549,718	N/A	25,598,648
Michael P. Ressner	40,297,268	1,571,686	N/A	25,598,648
Carroll R. Wetzel	40,819,948	1,049,006	N/A	25,598,648

2. Advisory vote on the compensation of our named executive officers (as disclosed in the proxy statement). Our shareholders approved the advisory vote on the compensation of our named executive officers as disclosed in the proxy statement.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
40,164,459	1,585,581	118,914	25,598,648

3. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2013. The appointment of KPMG LLP was ratified.

Shares For	Shares Against	Shares Abstaining
62,265,282	416,234	4,786,086

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 24, 2012	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer